1Q26	FINANCIALRESULTS

BNY Reports First Quarter 2026
Earnings Per Common Share of $2.24

NEW YORK, April 16, 2026 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the first quarter of 2026.

CEO COMMENTARY

BNY had a strong start to 2026 with record revenue of $5.4 billion in the first quarter, up 13% year-over-year, reflecting broad-based growth across our Securities Services and Market and Wealth Services businesses. We delivered over 800 basis points of positive operating leverage, while investing in new products, capabilities, AI, and – critically – our people and culture. Taken together, we reported a pre-tax margin of 37%, generated an ROTCE of 29%, and grew earnings per share by 42% year-over-year.
The portfolio of BNY’s businesses is unique, but it is how we are embracing new ways of working, our adoption and integration of new technologies and our strong culture that is enabling us to create truly differentiated solutions for our clients. As a result, our sales momentum continues. We delivered the strongest quarterly sales performance in our history, and since the beginning of the year, we announced several very strategic business wins.
Amid a dynamic operating environment, our diversified business model, combined with our strong balance sheet, allows us to serve as a pillar of strength for our clients and markets around the world, as our teams continue to execute on our long-term plan to unlock BNY’s full potential for our clients and shareholders.
– Robin Vince, Chief Executive Officer

EPS	Pre-tax margin	ROE	ROTCE

$2.24	37%	16%	29% (a)

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		1Q26 vs.
	1Q26	4Q25	1Q25
Selected income statement data:

Total fee revenue	$3,768	2%	11%
Investment and other revenue	271	N/M	N/M
Net interest income	1,370	2%	18%
Total revenue	$5,409	4%	13%
Provision for credit losses	(7)	N/M	N/M
Noninterest expense	$3,400	1%	5%
Net income applicable to common shareholders	$1,562	9%	36%
Diluted EPS	$2.24	11%	42%

Selected metrics:

AUC/A (in trillions)	$59.4	—%	12%
AUM (in trillions)	$2.1	(2)%	6%

Financial ratios:	1Q26	4Q25	1Q25

Pre-tax operating margin	37%	36%	32%
ROE	16.1%	14.5%	12.6%
ROTCE (a)	29.3%	26.6%	24.2%

Capital ratios:

Tier 1 leverage ratio	6.0%	6.0%	6.2%
CET1 ratio	11.0%	11.9%	11.5%

HIGHLIGHTS

Results
•Total revenue of $5.4 billion, increased 13%
•Noninterest expense of $3.4 billion, increased 5%
•Diluted EPS of $2.24, increased 42%

Profitability
•Pre-tax operating margin of 37%
•ROTCE of 29.3% (a)

Balance sheet
•Average deposits of $318 billion, increased 13% year-over-year and 3% sequentially
•Tier 1 leverage ratio of 6.0%, decreased 27 bps year-over-year and 3 bps sequentially

Capital distribution
•Returned $1.4 billion of capital to common shareholders
•$376 million of dividends
•$983 million of share repurchases
•Total payout ratio of 87%
•Board of Directors authorized a new common share repurchase program of $10 billion

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 1Q26 vs. 1Q25, unless otherwise noted.
Media: Anneliese Diedrichs + 1 646 468 6026	Investors: Marius Merz +1 212 298 1480

BNY 1Q26 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q26 vs.
	1Q26	4Q25	1Q25	4Q25		1Q25
Fee revenue	$3,768	$3,698	$3,403	2%		11%
Investment and other revenue	271	135	230	N/M		N/M
Total fee and other revenue	4,039	3,833	3,633	5		11
Net interest income	1,370	1,346	1,159	2		18
Total revenue	5,409	5,179	4,792	4		13
Provision for credit losses	(7)	(26)	18	N/M		N/M
Noninterest expense	3,400	3,360	3,252	1		5
Income before taxes	2,016	1,845	1,522	9		32
Provision for income taxes	386	376	300	3		29
Net income	$1,630	$1,469	$1,222	11%		33%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,562	$1,427	$1,149	9%		36%
Operating leverage (a)				325	bps	833	bps
Diluted earnings per common share	$2.24	$2.02	$1.58	11%		42%
Average common shares and equivalents outstanding - diluted (in thousands)	698,164	705,140	727,398
Pre-tax operating margin	37%	36%	32%
Metrics:
Average loans	$81,058	$76,678	$69,670	6%		16%
Average deposits	318,446	310,482	282,535	3		13
AUC/A at period end (in trillions) (current period is preliminary)	59.4	59.3	53.1	—		12
AUM at period end (in trillions) (current period is preliminary)	2.1	2.2	2.0	(2)		6
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$5,409	$5,179	$4,752	4%		14%
Adjusted noninterest expense	3,386	3,309	3,212	2		5
Adjusted operating leverage (a)				211	bps	841	bps
Adjusted diluted earnings per common share	$2.25	$2.08	$1.58	8%		42%
Adjusted pre-tax operating margin	38%	37%	32%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.
KEY DRIVERS (comparisons are 1Q26 vs. 1Q25, unless otherwise noted)
•Total revenue increased 13%, primarily reflecting:
•Fee revenue increased 11%, primarily reflecting higher client activity and net new business, higher market values and foreign exchange revenue, and a favorable impact of a weaker U.S. dollar, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting investment-related gains, partially offset by net securities losses.
•Net interest income increased 18%, primarily reflecting the continued reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.
•Provision for credit losses was a benefit of $7 million, primarily driven by improvements in commercial real estate exposure, partially offset by changes in macroeconomic and other factors.
•Noninterest expense increased 5%, reflecting higher investments and revenue-related expenses, an unfavorable impact of the weaker U.S. dollar and employee merit increases, partially offset by efficiency savings, lower severance expense and the net impact of adjustments for the FDIC special assessment.
•Effective tax rate of 19.1%, includes a tax benefit in 1Q26 from the annual vesting of stock awards.
Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 12%, primarily reflecting net client inflows, higher market values and the favorable impact of the weaker U.S. dollar.
•AUM increased 6%, primarily reflecting higher market values and the favorable impact of the weaker U.S. dollar, partially offset by cumulative net outflows.
Capital and liquidity
•$376 million of dividends to common shareholders (a); $983 million of common share repurchases.
•Return on common equity (“ROE”) – 16.1%.
•Return on tangible common equity (“ROTCE”) – 29.3% (b).
•Common Equity Tier 1 (“CET1”) ratio – 11.0%; Tier 1 leverage ratio – 6.0%.
•Average liquidity coverage ratio (“LCR”) – 111%; Average net stable funding ratio (“NSFR”) – 131%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    Including dividend-equivalents on share-based awards.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 1Q26 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Investment services fees:
Asset Servicing (a)	$1,170	$1,146	$1,050	2%	11%
Issuer Services	278	331	267	(16)	4
Total investment services fees	1,448	1,477	1,317	(2)	10
Foreign exchange revenue	196	142	136	38	44
Other fees (b)	74	68	65	9	14
Total fee revenue	1,718	1,687	1,518	2	13
Investment and other revenue	203	62	140	N/M	N/M
Total fee and other revenue	1,921	1,749	1,658	10	16
Net interest income	757	735	630	3	20
Total revenue	2,678	2,484	2,288	8	17
Provision for credit losses	(11)	(13)	8	N/M	N/M
Noninterest expense (a)	1,648	1,651	1,569	—	5
Income before taxes (a)	$1,041	$846	$711	23%	46%

Total revenue by line of business:
Asset Servicing (a)	$2,170	$1,932	$1,774	12%	22%
Issuer Services	508	552	514	(8)	(1)
Total revenue by line of business	$2,678	$2,484	$2,288	8%	17%

Pre-tax operating margin (a)	39%	34%	31%

Securities lending revenue (c)	$72	$69	$52	4%	38%

Metrics:
Average loans	$12,265	$11,439	$11,347	7%	8%
Average deposits (a)	$197,789	$192,771	$175,853	3%	12%

AUC/A at period end (in trillions) (current period is preliminary) (a)(d)	$42.7	$42.7	$37.9	—%	13%
Market value of securities on loan at period end (in billions) (e)	$629	$604	$504	4%	25%
(a)    In 1Q26, we realigned clients in Managed Accounts Solutions from the Asset Servicing line of business to the Wealth Solutions (formerly Pershing) line of business in the Market and Wealth Services business segment. Prior period amounts were revised for comparability.
(b)    Other fees primarily include financing-related fees.
(c)    Included in investment services fees reported in the Asset Servicing line of business.
(d)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.1 trillion at March 31, 2026, $2.2 trillion at Dec. 31, 2025 and $1.9 trillion at March 31, 2025.
(e)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $73 billion at March 31, 2026, $74 billion at Dec. 31, 2025 and $62 billion at March 31, 2025.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, 1Q26 investment gains and higher client activity, foreign exchange revenue and market values. The sequential increase primarily reflects 1Q26 investment gains, higher foreign exchange revenue, a 4Q25 investment loss and higher client activity and net interest income.
•Issuer Services – The year-over-year decrease primarily reflects a 1Q25 disposal gain, partially offset by higher Corporate Trust revenue. The sequential decrease primarily reflects lower Depositary Receipts revenue.
•Noninterest expense increased year-over-year primarily reflecting higher investments and revenue-related expenses, the unfavorable impact of the weaker U.S. dollar and employee merit increases, partially offset by efficiency savings. Sequentially, noninterest expense was flat reflecting higher investments, employee merit increases and higher revenue-related expenses, offset by efficiency savings and lower severance expense.

3

BNY 1Q26 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Investment services fees:
Wealth Solutions (a)	$544	$518	$515	5%	6%
Payments and Trade	220	212	209	4	5
Clearance and Collateral Management	430	417	362	3	19
Total investment services fees	1,194	1,147	1,086	4	10
Foreign exchange revenue	36	28	29	29	24
Other fees (b)	70	65	65	8	8
Total fee revenue	1,300	1,240	1,180	5	10
Investment and other revenue	21	9	21	N/M	N/M
Total fee and other revenue	1,321	1,249	1,201	6	10
Net interest income	571	569	497	—	15
Total revenue	1,892	1,818	1,698	4	11
Provision for credit losses	(6)	(7)	4	N/M	N/M
Noninterest expense (a)	937	951	881	(1)	6
Income before taxes (a)	$961	$874	$813	10%	18%

Total revenue by line of business:
Wealth Solutions (a)	$783	$754	$731	4%	7%
Payments and Trade	545	524	477	4	14
Clearance and Collateral Management	564	540	490	4	15
Total revenue by line of business	$1,892	$1,818	$1,698	4%	11%

Pre-tax operating margin (a)	51%	48%	48%

Metrics:
Average loans	$52,921	$49,613	$42,986	7%	23%
Average deposits (a)	$103,043	$101,776	$91,906	1%	12%

AUC/A at period end (in trillions) (current period is preliminary) (a)(c)	$16.5	$16.2	$14.9	2%	11%
(a)    In 1Q26, we realigned clients in Managed Accounts Solutions from the Asset Servicing line of business in the Securities Services business segment to the Wealth Solutions (formerly Pershing) line of business. Prior period amounts were revised for comparability.
(b)    Other fees primarily include financing-related fees.
(c)    Consists of AUC/A from the Clearance and Collateral Management and Wealth Solutions (formerly Pershing) lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Wealth Solutions (formerly Pershing) – The year-over-year increase primarily reflects higher net interest income, market values and client activity. The sequential increase primarily reflects higher client activity and net new business.
•Payments and Trade – The year-over-year increase primarily reflects higher net interest income and net new business. The sequential increase primarily reflects a 4Q25 investment loss and net new business.
•Clearance and Collateral Management – The year-over-year and sequential increases primarily reflect higher collateral management balances and clearance volumes.
•Noninterest expense increased year-over-year primarily reflecting higher investments, employee merit increases, higher revenue-related expenses and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings. The sequential decrease primarily reflects lower severance expense and efficiency savings, partially offset by higher investments.

4

BNY 1Q26 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Investment management fees	$785	$793	$735	(1)%	7%
Performance fees	1	14	5	N/M	N/M
Investment management and performance fees	786	807	740	(3)	6
Distribution and servicing fees	70	69	68	1	3
Other fees (a)	(83)	(84)	(75)	N/M	N/M
Total fee revenue	773	792	733	(2)	5
Investment and other revenue (b)	(1)	11	5	N/M	N/M
Total fee and other revenue (b)	772	803	738	(4)	5
Net interest income	53	51	41	4	29
Total revenue	825	854	779	(3)	6
Provision for credit losses	9	3	2	N/M	N/M
Noninterest expense	726	703	714	3	2
Income before taxes	$90	$148	$63	(39)%	43%

Total revenue by line of business:
Investment Management	$550	$577	$518	(5)%	6%
Wealth Management	275	277	261	(1)	5
Total revenue by line of business	$825	$854	$779	(3)%	6%

Pre-tax operating margin	11%	17%	8%

Metrics:
Average loans	$14,233	$13,931	$13,537	2%	5%
Average deposits	$9,592	$9,453	$9,917	1%	(3)%

AUM (in billions) (current period is preliminary) (c)	$2,126	$2,178	$2,008	(2)%	6%
Wealth Management client assets (in billions) (current period is preliminary) (d)	$339	$350	$327	(3)%	4%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Represents assets managed in the Investment and Wealth Management business segment.
(d)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year increase primarily reflects higher market values and the favorable impact of the weaker U.S. dollar, partially offset by the mix of AUM flows. The sequential decrease primarily reflects the timing of performance fees and lower seed capital results.
•Wealth Management – The year-over-year increase primarily reflects higher market values and net interest income, partially offset by changes in product mix.
•Noninterest expense increased year-over-year primarily reflecting the unfavorable impact of the weaker U.S. dollar, employee merit increases and higher investments, partially offset by efficiency savings. The sequential increase primarily reflects higher revenue-related expenses and employee merit increases, partially offset by lower severance expense.

5

BNY 1Q26 Financial Results
OTHER SEGMENT

The Other segment primarily includes corporate treasury activities, including our securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	1Q26	4Q25	1Q25
Fee revenue	$(23)	$(21)	$(28)
Investment and other revenue	50	45	62
Total fee and other revenue	27	24	34
Net interest income (expense)	(11)	(9)	(9)
Total revenue	16	15	25
Provision for credit losses	1	(9)	4
Noninterest expense	89	55	88
Loss before taxes	$(74)	$(31)	$(67)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year decrease was primarily driven by net securities losses, partially offset by higher renewable energy investment gains.

•Noninterest expense increased sequentially primarily reflecting the net impact of the adjustments for the FDIC special assessment, partially offset by lower severance expense.

6

BNY 1Q26 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2026	Dec. 31, 2025
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.0%	11.9%
Tier 1 capital ratio	13.8	14.6
Total capital ratio	14.5	15.4
Tier 1 leverage ratio (a)	6.0	6.0
Supplementary leverage ratio (a)	6.6	6.7
BNY shareholders’ equity to total assets ratio	8.0%	9.4%
BNY common shareholders’ equity to total assets ratio	7.0%	8.4%

Average LCR (a)	111%	112%
Average NSFR (a)	131%	130%

Book value per common share	$57.48	$57.36
Tangible book value per common share – Non-GAAP (b)	$31.75	$31.64
Common shares outstanding (in thousands)	686,379	688,236
(a)    Regulatory capital and liquidity ratios for March 31, 2026 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented, was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital of $21.1 billion was approximately flat compared with Dec. 31, 2025, reflecting capital generated through earnings, offset by capital returned through common stock repurchases and dividends and a net decrease in accumulated other comprehensive income. The CET1 ratio decreased compared with Dec. 31, 2025, primarily reflecting higher risk-weighted assets driven by a single-day increase in overnight loan balances on the last day of the quarter, along with higher client activity in agency securities lending and foreign exchange.

•Tier 1 capital of $26.4 billion, increased compared with Dec. 31, 2025, primarily due to the issuance of preferred stock. The Tier 1 leverage ratio decreased slightly compared with Dec. 31, 2025 reflecting higher average assets, largely offset by the increase in Tier 1 capital.

NET INTEREST INCOME

Net interest income				1Q26 vs.
(dollars in millions; not meaningful - N/M)	1Q26	4Q25	1Q25	4Q25		1Q25
Net interest income	$1,370	$1,346	$1,159	2%		18%
Add: Tax equivalent adjustment	—	—	—	N/M		N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,370	$1,346	$1,159	2%		18%

Average interest-earning assets	$396,310	$387,289	$354,687	2%		12%

Net interest margin	1.38%	1.38%	1.30%	—	bps	8	bps
Net interest margin (FTE) – Non-GAAP (a)	1.38%	1.38%	1.30%	—	bps	8	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year and sequentially primarily reflecting the continued reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.

7

BNY 1Q26 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended
	March 31, 2026	Dec. 31, 2025	March 31, 2025
Fee and other revenue
Investment services fees	$2,652	$2,632	$2,411
Investment management and performance fees	785	806	739
Foreign exchange revenue	232	171	156
Financing-related fees	62	53	60
Distribution and servicing fees	37	36	37
Total fee revenue	3,768	3,698	3,403
Investment and other revenue	271	135	230
Total fee and other revenue	4,039	3,833	3,633
Net interest income
Interest income	5,824	6,307	6,123
Interest expense	4,454	4,961	4,964
Net interest income	1,370	1,346	1,159
Total revenue	5,409	5,179	4,792
Provision for credit losses	(7)	(26)	18
Noninterest expense
Staff	1,888	1,812	1,834
Software and equipment	556	565	513
Professional, legal and other purchased services	388	429	366
Sub-custodian and clearing	151	139	131
Net occupancy	123	143	136
Distribution and servicing	73	73	65
Business development	50	71	48
Bank assessment charges	24	(22)	38
Amortization of intangible assets	9	11	11
Other	138	139	110
Total noninterest expense	3,400	3,360	3,252
Income
Income before taxes	2,016	1,845	1,522
Provision for income taxes	386	376	300
Net income	1,630	1,469	1,222
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	2	(8)	(2)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,632	1,461	1,220
Preferred stock dividends	(70)	(34)	(71)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,562	$1,427	$1,149

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2026	Dec. 31, 2025	March 31, 2025
(in dollars)
Basic	$2.26	$2.04	$1.59
Diluted	$2.24	$2.02	$1.58

8

BNY 1Q26 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items						1Q26 vs.
(dollars in millions, except per share amounts)	1Q26		4Q25		1Q25	4Q25		1Q25
Total revenue – GAAP	$5,409		$5,179		$4,792	4%		13%
Less: Disposal gains (losses) (a)	—		—		40
Adjusted total revenue – Non-GAAP	$5,409		$5,179		$4,752	4%		14%

Total noninterest expense – GAAP	$3,400		$3,360		$3,252	1%		5%
Less: Severance expense (b)	18		98		32
Litigation reserves (b)	3		3		2
FDIC special assessment (b)	(7)		(50)		6
Adjusted total noninterest expense – Non-GAAP	$3,386		$3,309		$3,212	2%		5%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,562		$1,427		$1,149	9%		36%
Less: Disposal gains (losses) (a)	—		—		32
Severance expense (b)	(14)		(74)		(25)
Litigation reserves (b)	(3)		(6)		(1)
FDIC special assessment (b)	6		37		(5)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,573		$1,470		$1,148	7%		37%

Diluted earnings per common share – GAAP	$2.24		$2.02		$1.58	11%		42%
Less: Disposal gains (losses) (a)	—		—		0.04
Severance expense (b)	(0.02)		(0.11)		(0.03)
Litigation reserves (b)	—		(0.01)		—
FDIC special assessment (b)	0.01		0.05		(0.01)
Total diluted earnings per common share impact of notable items	(0.02)	(c)	(0.06)	(c)	—
Adjusted diluted earnings per common share – Non-GAAP	$2.25	(c)	$2.08		$1.58	8%		42%
Operating leverage – GAAP (d)						325	bps	833	bps
Adjusted operating leverage – Non-GAAP (d)						211	bps	841	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 1Q26 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	1Q26	4Q25	1Q25
Income before taxes – GAAP	$2,016	$1,845	$1,522
Impact of notable items (a)	(14)	(51)	—
Adjusted income before taxes, excluding notable items – Non-GAAP	$2,030	$1,896	$1,522

Total revenue – GAAP	$5,409	$5,179	$4,792
Impact of notable items (a)	—	—	40
Adjusted total revenue, excluding notable items – Non-GAAP	$5,409	$5,179	$4,752

Pre-tax operating margin – GAAP (b)	37%	36%	32%
Adjusted pre-tax operating margin – Non-GAAP (b)	38%	37%	32%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	1Q26	4Q25	1Q25
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,562	$1,427	$1,149
Add: Amortization of intangible assets	9	11	11
Less: Tax impact of amortization of intangible assets	2	3	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,569	$1,435	$1,157
Impact of notable items (a)	(11)	(43)	1
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,580	$1,478	$1,156

Average common shareholders’ equity	$39,448	$39,142	$36,980
Less: Average goodwill	16,774	16,777	16,615
Average intangible assets	2,819	2,827	2,849
Add: Deferred tax liability – tax deductible goodwill	1,226	1,227	1,226
Deferred tax liability – intangible assets	660	662	666
Average tangible common shareholders’ equity – Non-GAAP	$21,741	$21,427	$19,408

Return on common equity – GAAP (b)	16.1%	14.5%	12.6%
Adjusted return on common equity – Non-GAAP (b)	16.2%	14.9%	12.6%

Return on tangible common equity – Non-GAAP (b)	29.3%	26.6%	24.2%
Adjusted return on tangible common equity – Non-GAAP (b)	29.5%	27.4%	24.2%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 1Q26 Financial Results
ABOUT BNY

BNY is a global financial services platforms company at the heart of the world’s capital markets. For more than 240 years BNY has partnered alongside clients, using its expertise and platforms to help them operate more efficiently and accelerate growth. Today BNY serves over 90% of Fortune 100 companies and nearly all the top 100 banks globally. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals. As of March 31, 2026, BNY oversees $59.4 trillion in assets under custody and/or administration and $2.1 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on April 16, 2026. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing +1 800 330-6730 (U.S.) or
+1 646 769-9500 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on April 16, 2026.

An archived version of the first quarter conference call and audio webcast will be available beginning on April 16, 2026 at approximately 3:00 p.m. ET through May 15, 2026 at www.bny.com/investorrelations.

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